BRANDES INVESTMENT TRUST and BRANDES INVESTMENT PARTNERS, L.P.
THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of January 31, 2012, to the Fund Administration Servicing Agreement, dated as of September 29, 2008, as amended November 11, 2010 and November 8, 2011 (the "Agreement"), is entered into by and among Brandes Investment Trust, a Delaware statutory trust (the "Trust"), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS") and Brandes Investment Partners, L.P., a Delaware limited partnership and the investment advisor to the Trust (the “Advisor”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the name of a fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRANDES INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________

Name: Debra McGinty-Poteet	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

BRANDES INVESTMENT PARTNERS, L.P.

By: ______________________________

Name:  Glenn R. Carlson

Title: Chief Executive Officer

Amended Exhibit A
to the
Brandes Investment Trust and Brandes Investment Partners, L.P.

Fund Administration Servicing Agreement

Fund Names

Separate Series of Brandes Investment Trust

Name of Series
Brandes Institutional International Equity Fund
Brandes Separately Managed Account Reserve Trust
Brandes Institutional Core Plus Fixed Income Fund
Brandes Institutional Global Equity Fund
Brandes Institutional Emerging Markets Fund
Brandes International Small Cap Equity Fund
Brandes Credit Focus Yield Fund